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                                                                 Exhibit 10.22
                                                                EXECUTION COPY

                                 PROMISSORY NOTE

$1,000,000                                        Effective date: May 11, 2000



         FOR VALUE RECEIVED, Timothy A. Samples (the "MAKER") does hereby promise to pay to FirstMark Communications Europe SA ("FMCE") or its assigns (the holder of this promissory Note being referred to as the "HOLDER"), the principal sum of One Million Dollars and No Cents.

1. PAYMENT. Subject to Section 2 below, all sums payable hereunder shall be collected from the Maker by the Holder by means of a check or money order made payable to the Holder at 1 James Street, Fourth Floor, London, England W1M 5HY or at such other place or places as the Holder may direct from time to time, in United States dollars. The principal balance of this Promissory Note shall be paid (i) in five annual payments to the Holder in the amount of $200,000 (the "INSTALLMENT PAYMENT"), with the first Installment Payment due and payable on February 2, 2001, and each of the next four (4) Installment Payments due and payable on each succeeding February 2 (each payment date referred to herein as the "INSTALLMENT DATE"). Notwithstanding the foregoing, all amounts shall be due and payable immediately in the event that the Employee is terminated by FirstMark Communications Services Europe Limited (or its successor) for Cause or terminates his employment other than for Good Reason, or, subject to Section 2 below, one year after termination of employment for any other reason.

2. FORGIVENESS. (a) If, as of an Installment Date, the Maker continues to be President and Chief Executive Officer of FirstMark Communications Services Europe Limited (or its successor), the Holder shall forgive the Installment Payment due and payable as of such Installment Date, and FMCE shall treat the forgiveness as compensation to Mr. Samples; provided, however, that as a condition to such forgiveness, the Maker shall make arrangements that are satisfactory to the directors of FMCE in their sole discretion with respect to the Maker's payment to FMCE of the amount that is necessary to be withheld (if any) in accordance with applicable withholding requirements.

                  (b) Upon a Change in Control (as defined below), the Holder shall forgive any remaining Installment Payments. FMCE shall treat the forgiveness as compensation to the Maker; provided, however, that as a condition to the forgiveness, the Maker shall make arrangements that are satisfactory to the directors of FMCE in their sole discretion with respect to the Maker's payment to FMCE of the amount that is necessary to be withheld (if any) in accordance with applicable withholding requirements.

                  (c) A "Change in Control" shall have occurred when (i) any person or entity (other than persons controlling, controlled by or under common control with


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FMCE) shall have become the beneficial owner of equity interests representing more than 50% of the voting power of all outstanding equity securities of FMCE,
(ii) FMCE shall have consummated any merger or consolidation if, as a result thereof, the shareholders of FMCE immediately prior to such transaction do not beneficially own equity interests representing more than 50% of the voting power of all outstanding equity securities of the resulting or surviving entity or its parent entity, or (iii) FMCE shall have sold all or substantially all of its consolidated assets.

3. PREPAYMENT. This Promissory Note is subject to prepayment at any time or from time to time at the option of the Maker, either in whole or in part, without premium or penalty.

4. DELINQUENCY RATE OF INTEREST. All past due and delinquent sums hereunder, both principal and interest, shall earn interest until such sums have been paid at the rate that is the lesser of (A) 12% or (B) the maximum rate of interest permitted by applicable law. Interest shall be computed on the basis of a 365 day year for the actual number of days elapsed.

5. COLLECTION EXPENSES. If there is a default under this Promissory Note and this Promissory Note is placed in the hands of an attorney for collection, or in the event that this Promissory Note is collected in whole or in part by suit or through probate or bankruptcy proceedings, or other legal proceedings of any kind, the Maker agrees to pay, in addition to all the sums payable hereunder, the Holder's reasonable expenses of collection, including, without limitation, reasonable attorneys' fees and disbursements, whether or not suit is brought and through all appeals.

6. GENERAL PROVISIONS. Time shall be of the essence with respect to the terms of this Promissory Note. This Promissory Note cannot be changed or modified orally.

7. GOVERNING LAW. This Promissory Note shall be construed in accordance with and governed by English law.

8. SHAREHOLDER APPROVAL. All terms and conditions of this Agreement are subject to the approval of those persons who own more than 75% of the voting power of all the outstanding interests of FMCE in accordance with
Section 280G of the Internal Revenue Code of 1986, as amended, under U.S. law and regulations thereunder.

9. DEFINITIONS. For purposes of this Promissory Note, the terms "Cause" and "Good Reason" shall have the meanings set forth in the Employment Agreement dated the date hereof between FirstMark Communications Europe Services Limited and the Maker.


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         EXECUTED this 11th day of May, 2000, to be effective as of the date first set forth above.

                                                MAKER: /s/ Timothy A. Samples
                                                      ------------------------
                                                TIMOTHY A. SAMPLES


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